Exhibit 99.1

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com

For Additional Information:

A. William Stein	Pamela M. Garibaldi
Chief Financial Officer and	Vice President, Investor Relations
Chief Investment Officer	and Corporate Marketing
Digital Realty Trust, Inc.	Digital Realty Trust, Inc.
+1 (415) 738-6500	+1 (415) 738-6500

DIGITAL REALTY ANNOUNCES REVISED 2012 GUIDANCE AND INITIAL 2013 GUIDANCE

San Francisco, Calif. (January 31, 2013) – Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center solutions, today announced revised guidance for the year ended December 31, 2012, and initial guidance for the year ending December 31, 2013. All per share guidance is on a diluted share and unit basis.

FFO per share for the year ended December 31, 2012 is projected to be between $4.42 and $4.44. This guidance represents projected FFO growth of 8.9% to 9.4% over 2011 FFO of $4.06 per share. Core FFO per share, which excludes items that do not represent ongoing expense or revenue streams, is projected to be between $4.44 and $4.46. This guidance represents projected core FFO growth of 8.6% to 9.0% over 2011 core FFO of $4.09 per share.

A reconciliation of the range of 2012 projected net income to projected FFO and core FFO follows:

Low - High
Net income available to common stockholders per diluted share	$1.46 – 1.48
Add:
Real estate depreciation and amortization	$3.29
Less:
Dilutive impact of convertible stock	$(0.33)

Projected FFO per diluted share	$4.42 – 4.44
Adjustments for items that do not represent core expense and revenue streams	$0.02

Projected core FFO per diluted share	$4.44 – 4.46

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com

The Company is not changing assumptions underlying its guidance for the year ended December 31, 2012 at this time.

FFO per share for the year ending December 31, 2013 is projected to be between $4.65 and $4.80. This guidance represents projected FFO growth of 4.7% to 8.6% over the revised projected 2012 FFO range of $4.42 to $4.44 per share. Core FFO per share for the year ending December 31, 2013, which excludes items that do not represent ongoing expense or revenue streams, is projected to be between $4.70 and $4.85. This guidance represents projected core FFO growth of 5.4% to 9.2% over the revised projected 2012 core FFO range of $4.44 and $4.46 per share. A reconciliation of the range of 2013 projected net income to projected FFO and core FFO follows:

Low - High
Net income available to common stockholders per diluted share	$1.37 – 1.52
Add:
Real estate depreciation and amortization	$3.43
Less:
Dilutive impact of convertible stock	$(0.15)

Projected FFO per diluted share	$4.65 – 4.80
Adjustments for items that do not represent core expense and revenue streams	$0.05

Projected FFO per diluted share	$4.70 – 4.85

The 2013 guidance provided by Digital Realty in this press release is based on the following additional assumptions as of January 31, 2013:

•	Capital investment delivered of approximately $986 million generating ROI of 10% - 12%;

•	Digital Design Services revenue of $2 – $4 million;

•	Acquisitions of income producing properties totaling $300 – $400 million at an average cap rate of 7.25% - 7.75%;

•	Development and redevelopment capital expenditures of $850 - $950 million;

•	Portfolio capital expenditures (recurring and non-recurring) of $60 – $75 million;

•	Total G&A expenses of $65 – $68 million;

•	Transaction expenses of $6 – $9 million; and

•	FX rates (USD per currency): Euro = 1.30; Pound = 1.57; SGD = 0.81; AUS = 1.03.

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com

About Digital Realty

Digital Realty Trust, Inc. focuses on delivering customer driven data center solutions by providing secure, reliable and cost effective facilities that meet each customer’s unique data center needs. Digital Realty’s customers include domestic and international companies across multiple industry verticals ranging from information technology and Internet enterprises, to manufacturing and financial services. Digital Realty’s 116 properties, excluding three properties held as investments in unconsolidated joint ventures, comprise approximately 21.6 million square feet as of December 31, 2012, including 2.1 million square feet of space held for redevelopment. Digital Realty’s portfolio is located in 32 markets throughout Europe, North America, Asia and Australia. Additional information about Digital Realty is included in the Company Overview, which is available on the Investors page of Digital Realty’s website at http://www.digitalrealty.com.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the Company’s revised 2012 guidance, initial 2013 guidance and their underlying assumptions. These risks and uncertainties include, among others, the following: the impact of the recent deterioration in global economic, credit and market conditions, including the downgrade of the U.S. government’s credit rating; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; increased interest rates and operating costs; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or redeveloped properties or businesses; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development or redevelopment of properties; decreased rental rates or increased vacancy rates; increased competition or available supply of data

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com center space; our inability to successfully develop and lease new properties and space held for redevelopment; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.